Exhibit 4(i)

=================================================================








               VIRGINIA ELECTRIC AND POWER COMPANY

                               TO

                     THE CHASE MANHATTAN BANK
                      (NATIONAL ASSOCIATION),

                             Trustee.



                            __________



                Eighty-Fourth Supplemental Indenture

                         Dated March 1, 1995




                            __________


                           $200,000,000


  First and Refunding Mortgage Bonds of 1995,  Series A, 8 1/4%,
                        due March 1, 2025

=================================================================

           A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY.

                           TABLE OF CONTENTS*
                           ------------------





                                                          Page
                                                          ----

Parties..................................................   1
Addresses................................................   1
Recitals.................................................   1
Consideration  Clause....................................   5
Granting Clause..........................................   5
Exception Clause.........................................   6
Habendum Clause..........................................   6
Grant in Trust...........................................   6

                        ARTICLE 1.
                  BONDS OF 1995, SERIES A.

(S)1.01.  Establishment, form and terms..................   6
(S)1.02.  Registration, transfer and exchange............   7
(S)1.03.  Procedure for payment of interest..............   8
(S)1.04.  Redemption.....................................   8
(S)1.05.  Funds deposited for maturity to be
                 immediately available...................   9


                        ARTICLE 2.
                   MISCELLANEOUS PROVISIONS.

(S)2.01. References to Original Indenture or previous
                 Supplemental Indentures.................  10
(S)2.02. The Trustee.....................................  10
(S)2.03. Original Indenture and Supplemental Indentures
                 to be read together.....................  10
(S)2.04. Date of execution...............................  10
(S)2.05. Execution in counterparts.......................  10
Testimonium..............................................  11
Signatures and Seals.....................................  12
Acknowledgments..........................................  13


__________
    *This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its term and provisions.

      EIGHTY-FOURTH SUPPLEMENTAL INDENTURE dated the 1st day of March, 1995, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation and a transmitting utility (as such term is defined in Section 46-9-105(n) of the West Virginia Code), One James River Plaza, Richmond, Virginia (the Company), party of the first part, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, One Chase Manhattan Plaza, New York, New York (the Trustee), party of the second part.

      The Company has heretofore made its Indenture of Mortgage dated November 1, 1935 (the Original Indenture) to The Chase National Bank of the City of New York, predecessor Trustee, and various supplemental indentures supplementing and/or modifying the Original Indenture as follows:

                Title                                Dated
                -----                                -----

    First Supplemental Indenture............... September 1, 1938
    Second     "           "    ............... February 9, 1940
    Third      "           "    ............... March 1, 1941
    Fourth     "           "    ............... April 1, 1944
    Fifth      "           "    ............... March 1, 1945
    Sixth      "           "    ............... October 1, 1947
    Seventh    "           "    ............... March 1, 1948
    Eighth     "           "    ............... October 1, 1948
    Ninth      "           "    ............... June 1, 1949
    Tenth      "           "    ............... November 1, 1949
    Eleventh   "           "    ............... September 1, 1950
    Twelfth    "           "    ............... December 1, 1951
    Thirteenth "           "    ............... October 1, 1952
    Fourteenth "           "    ............... May 1, 1954

and has heretofore made to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Mortgage by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of the Manhattan Company under the name of The Chase Manhattan Bank (now The Chase Manhattan Bank (National Association)), further supplemental indentures supplementing and/or modifying the Original Indenture as follows:

                Title                                Dated
                -----                                -----

    Fifteenth Supplemental Indenture........... June 1, 1955
    Sixteenth      "           "    ........... September 1, 1956

                Title                                Dated
                -----                                -----

    Seventeenth Supplemental Indenture......... December 1, 1957
    Eighteenth       "           "    ......... June 1, 1958
    Nineteenth       "           "    ......... April 1, 1959
    Twentieth        "           "    ......... September 1, 1960
    Twenty-First     "           "    ......... June 1, 1961
    Twenty-Second    "           "    ......... May 1, 1963
    Twenty-Third     "           "    ......... December 1, 1963
    Twenty-Fourth    "           "    ......... May 1, 1965
    Twenty-Fifth     "           "    ......... February 1, 1967
    Twenty-Sixth     "           "    ......... December 1, 1967
    Twenty-Seventh   "           "    ......... January 1, 1969
    Twenty-Eighth    "           "    ......... June 1, 1969
    Twenty-Ninth     "           "    ......... April 1, 1970
    Thirtieth        "           "    ......... September 1, 1970
    Thirty-First     "           "    ......... March 1, 1971
    Thirty-Second    "           "    ......... September 1, 1971
    Thirty-Third     "           "    ......... June 1, 1972
    Thirty-Fourth    "           "    ......... July 1, 1974
    Thirty-Fifth     "           "    ......... July 1, 1974
    Thirty-Sixth     "           "    ......... February 1, 1975
    Thirty-Seventh   "           "    ......... September 1, 1975
    Thirty-Eighth    "           "    ......... November 1, 1975
    Thirty-Ninth     "           "    ......... March 1, 1976
    Fortieth         "           "    ......... May 1, 1976
    Forty-First      "           "    ......... September 1, 1976
    Forty-Second     "           "    ......... March 1, 1977
    Forty-Third      "           "    ......... March 1, 1978
    Forty-Fourth     "           "    ......... May 1, 1978
    Forty-Fifth      "           "    ......... July 1, 1978
    Forty-Sixth      "           "    ......... April 1, 1979
    Forty-Seventh    "           "    ......... October 1, 1979
    Forty-Eighth     "           "    ......... July 1, 1980
    Forty-Ninth      "           "    ......... April 1, 1981
    Fiftieth         "           "    ......... July 1, 1981
    Fifty-First      "           "    ......... July 1, 1981
    Fifty-Second     "           "    ......... September 1, 1982
    Fifty-Third      "           "    ......... December 1, 1982

             Title                                  Dated
             -----                                  -----

    Fifty-Fourth Supplemental Indenture ....... June 1, 1983
    Fifty-Fifth       "           "     ....... June 1, 1984
    Fifty-Sixth       "           "     ....... September 1, 1984
    Fifty-Seventh     "           "     ....... November 1, 1984
    Fifty-Eighth      "           "     ....... December 1, 1984
    Fifty-Ninth       "           "     ....... April 1, 1986
    Sixtieth          "           "     ....... November 1, 1986
    Sixty-First       "           "     ....... June 1, 1987
    Sixty-Second      "           "     ....... November 1, 1987
    Sixty-Third       "           "     ....... June 1, 1988
    Sixty-Fourth      "           "     ....... February 1, 1989
    Sixty-Fifth       "           "     ....... June 1, 1989
    Sixty-Sixth       "           "     ....... March 1, 1990
    Sixty-Seventh     "           "     ....... April 1, 1991
    Sixty-Eighth      "           "     ....... March 1, 1992
    Sixty-Ninth       "           "     ....... March 1, 1992
    Seventieth        "           "     ....... March 1, 1992
    Seventy-First     "           "     ....... July 1, 1992
    Seventy-Second    "           "     ....... July 1, 1992
    Seventy-Third     "           "     ....... August 1, 1992
    Seventy-Fourth    "           "     ....... February 1, 1993
    Seventy-Fifth     "           "     ....... April 1, 1993
    Seventy-Sixth     "           "     ....... April 1, 1993
    Seventy-Seventh   "           "     ....... June 1, 1993
    Seventy-Eighth    "           "     ....... August 1, 1993
    Seventy-Ninth     "           "     ....... August 1, 1993
    Eightieth         "           "     ....... October 1, 1993
    Eighty-First      "           "     ....... January 1, 1994
    Eighty-Second     "           "     ....... January 1, 1994
    Eighty-Third      "           "     ....... October 1, 1994


      The Original Indenture and such supplemental indentures are incorporated herein by this reference and the Original Indenture as so supplemented and modified is herein called the Mortgage.

      First and Refunding Mortgage Bonds (the Bonds) are presently outstanding under the Mortgage as follows:

                                                   Principal
       Series                                       Amount
       ------                                      ---------

Series T 4 1/2%, due May 1, 1995.................... $ 56,600,000
Series U 5 1/8%, due February 1, 1997...............   49,290,000
Bonds of 1988, Series A, 9 3/8%, due June 1, 1998...  150,000,000
Bonds of 1989, Series B, 8 7/8%, due June 1, 1999...  100,000,000
Bonds of 1991, Series A, 8 3/4%, due April 1, 2021..  100,000,000
Bonds of 1992, Series B, 7 1/4%, due March 1, 1997..  250,000,000
Bonds of 1992, Series C, 8%, due March 1, 2004......  250,000,000
Bonds of 1992, Series D, 7 5/8%, due July 1, 2007...  215,000,000
Bonds of 1992, Series E, 7 3/8%, due July 1, 2002...  155,000,000
Bonds of 1992, Series F, 6 1/4%, due August 1, 1998.   75,000,000
Bonds of 1993, Series A, 7 1/4%, due February 1, 2023 100,000,000
Bonds of 1993, Series B, 6 5/8%, due April 1, 2003..  200,000,000
Bonds of 1993, Series C, 5 7/8%, due April 1, 2000..  135,000,000
Bonds of 1993, Series D, 7 1/2%, due June 1, 2023...  200,000,000
Bonds of 1993, Series E, 6%, due August 1, 2001.....  100,000,000
Bonds of 1993, Series F, 6%, due August 1, 2002.....  100,000,000
Bonds of 1993, Series G, 6 3/4%, due October 1, 2023  200,000,000
Pollution Control Series 1994A, 5.45%,
              due January 1, 2024...................   19,500,000
Bonds of 1994, Series A, 7%, due January 1, 2024....  125,000,000
Bonds of 1994, Series B, 8 5/8%, due October 1, 2024  200,000,000

      Under the Mortgage, any new series of Bonds may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Mortgage (up to an aggregate amount of $5,000,000,000 outstanding at any one time without further authorization of the stockholder of the Company) and their terms may be described by a supplemental indenture executed by the Company and the Trustee.

      The Company proposes to create under the Mortgage, as hereby supplemented (the Indenture), a new series of Bonds to be designated First and Refunding Mortgage Bonds of 1995 Series A,
8 1/4%, due March 1, 2025, to bear interest from the date of original issuance thereof and to be due March 1, 2025 and proposes to issue $200,000,000 aggregate principal amount of such Bonds.

      The aggregate principal amount of Bonds of the Company, issued or so to be issued and outstanding under the provisions of and secured by the Indenture, will then be $2,980,390,000, consisting of $2,780,390,000 aggregate principal amount of Bonds presently outstanding and $200,000,000 aggregate principal amount of Bonds of 1995, Series A, which are to be issued after the execution and delivery of this Eighty-Fourth Supplemental Indenture pursuant to Article 2 of the Original Indenture. Additional Bonds of certain series herein mentioned and additional Bonds of all other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

      The Company also desires to supplement the Mortgage and add new provisions thereto pursuant to the provisions of (S)13.01 of the Original Indenture.

      All conditions necessary to authorize the execution, delivery and recording of this Eighty-Fourth Supplemental Indenture and to make it a valid and binding indenture of mortgage for the security of the Bonds of the Company issued or to be issued under the Indenture have been done or performed.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH,

      That, in order further to secure equally and ratably the payment of the principal and interest of the Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the covenants and conditions contained in the Indenture or in the Bonds, and for the purpose, among others, of confirming the lien of the Indenture, the Company, for and in consideration of the premises and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of One Dollar ($1.00) and of other valuable consideration to it duly paid by the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has executed and delivered these presents and does hereby grant, bargain, sell, convey, transfer, assign, mortgage, pledge and confirm to the Trustee and its successors in the trust created by the Indenture and to its and their assigns all property, real, personal and mixed, tangible and intangible, rights, privileges, franchises and immunities, now owned by the Company and within the Granting Clauses covering after-acquired property.

      But expressly excepting (unless and until hereafter mortgaged, pledged or assigned to the Trustee or otherwise made subject to the lien of the Indenture, or required so to be by any provision therein) all properties that would be excepted by clauses (A) through (H) of Part VI of the Granting Clauses of the Fourteenth Supplemental Indenture as if such clauses were herein set out in full.

      TO HAVE AND TO HOLD all and singular the aforesaid property, rights, privileges, franchises and immunities, whether now owned or hereafter acquired, unto the Trustee, its successors in the trust created by the Indenture and its and their assigns forever;

      BUT IN TRUST NEVERTHELESS, for the further and equal pro rata benefit, security and protection of all present and future holders of the Bonds issued and to be issued under and secured by the Indenture, and to secure the payment of the principal of the Bonds and the interest thereon, in accordance with provisions of the Bonds and of the Indenture, without any discrimination, preference, priority or distinction as to lien or otherwise of any Bonds over thereof or otherwise howesoever, so that the principal and interest of every Bond shall be equally and ratably secured hereby as if all the Bonds had been issued sold and delivered for value simultaneously with the execution of the Original Indenture, and to secure the performance of and compliance with the covenants and conditions of the Bonds and of the Indenture, and upon the trusts and for the uses and purposes and subject to the covenants, agreements, provisions and conditions set forth and declared in the Indenture.

                           ARTICLE 1.

                    BONDS OF 1995, Series A.

      (S)1.01. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be designated as the Company's First and Refunding Mortgage Bonds of 1995, Series A, 8 1/4%, due March 1, 2025 (the Bonds of 1995, Series
A).

      There are to be authenticated and delivered $200,000,000 principal amount of Bonds of 1995, Series A, and no further Bonds of 1995, Series A shall be authenticated and delivered except upon exchange or transfer pursuant to (S)1.11 of the Original Indenture. The Bonds of 1995, Series A shall be registered bonds, without coupons.

      The Bonds of 1995, Series A shall be in substantially the form set out in Article 2 of the Twenty-Fifth Supplemental Indenture with such insertions, modifications and additions as may be required by the particular terms and provisions of this Eighty-Fourth Supplemental Indenture (and in particular this
(S)1.01 and (S)1.04 hereof) for the Bonds of 1995, Series A.

      Each Bond of 1995, Series A shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

      All Bonds of 1995, Series A shall be due on March 1, 2025, and shall bear interest at the rate of 8 1/4% per annum, to be paid semi-annually on the first day of March and on the first day of September in each year until payment of the principal thereof. The principal, premium, if any, and interest on the Bonds of 1995, Series A, shall be payable in lawful money of the United States of America, at the office or agency of The Chase Manhattan Bank (National Association), or its successor in trust under the Indenture, in New York, New York. The Regular Record Date for the payment of the interest payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to the Bonds of 1995, Series A shall be the fifteenth day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

      Definitive Bonds of 1995, Series A may be issued in the denomination of $1,000, or any integral multiple thereof.

      (S)1.02. The Trustee shall, by virtue of its office as Trustee, be the Registrar and Transfer Agent of the Company for the purpose of registering and transferring Bonds of 1995, Series
A. The Company shall cause to be kept at the office or agency of the Registrar books for such registration and transfer (the Bond Register) and will permit Bonds of 1995, Series A to be transferred or registered thereon, in accordance with their terms and under such reasonable regulations as the Company may prescribe.

      Upon surrender for transfer of any Bonds of 1995, Series A at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of 1995, Series A of any authorized denominations, of a like aggregate principal amount.

      At the option of the registered holder, Bonds of 1995, Series A may be exchanged for other Bonds of 1995, Series A of any authorized denominations, of a like aggregate principal amount, upon surrender of Bonds of 1995, Series A to be exchanged at the office or agency of the Registrar. Whenever any Bonds of 1995, Series A are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds of 1995, Series A which the bondholder making the exchange is entitled to receive.

      All Bonds of 1995, Series A issued upon any such transfer or exchange shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Bonds of 1995, Series A surrendered upon such transfer or exchange.

      Every Bond of 1995, Series A presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar duly executed, by the holder thereof or his attorney duly authorized in writing.

      No service charge will be made for any transfer or exchange of Bonds of 1995, Series A, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The provisions of (S)1.06, (S)1.08 and (S)1.09 of the Original Indenture shall not be applicable to the Bonds of 1995, Series A.

      The Company shall not be required (a) to issue, transfer or exchange any Bonds of 1995, Series A during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the outstanding Bonds of 1995, Series A and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Bonds of 1995, Series A theretofore selected for redemption in whole or in part.

      (S)1.03. Reference is made to (S)1.03 of the Twenty-Fifth
Supplemental Indenture for provisions concerning the procedure for the payment of interest on the Bonds of 1995, Series A.

      (S)1.04. The Bonds of 1995, Series A shall be subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time, on or after March 1, 2005, at the percentages of the principal amount thereof specified in the following table under the heading "Regular Redemption Price". The Bonds of 1995, Series A shall also be subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time, on or after March 1, 2005, at the percentages of the principal amount thereof specified in the following table under the heading "Special Redemption

Price", if redeemed (a) by the application of Funds in Escrow as defined in (s) 6.02 of the Original Indenture or (b) as a whole within 12 months after acquisition of not less than a majority of the outstanding Common Stock of the Company by any municipality or governmental body, agency, instrumentality or authority, or any non-profit cooperative body, or any nominee thereof:

            The redemption prices           The redemption prices
               are as follows:                 are as follows:
During the ---------------------  During the---------------------
12 Months    Regular    Special   12 Months  Regular    Special
Beginning  Redemption Redemption  Beginning Redemption Redemption
March 1       Price      Price    March 1     Price      Price
- ---------- ---------- ----------  --------- ---------- ----------
  2005       103.48%    100.00%      2015     100.00%    100.00%
  2006       103.13     100.00       2016     100.00     100.00
  2007       102.78     100.00       2017     100.00     100.00
  2008       102.43     100.00       2018     100.00     100.00
  2009       102.09     100.00       2019     100.00     100.00
  2010       101.74     100.00       2020     100.00     100.00
  2011       101.39     100.00       2021     100.00     100.00
  2012       101.04     100.00       2022     100.00     100.00
  2013       100.70     100.00       2023     100.00     100.00
  2014       100.35     100.00       2024     100.00     100.00

  together with any unmatured interest accrued to the Redemption Date, payable on surrender for redemption (the interest installment payable on the Redemption Date, if such date is an Interest Payment Date, to be paid to the holder of record at the close of business on the Regular Record Date for such Interest Payment Date).

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder at his address appearing in the Bond Register and shall contain the information required by (S)3.02 of the Original Indenture. There need be no publication of such notice despite the provisions of such
(S)3.02.

      (S)1.05. The Company covenants that on depositing or leaving with the Trustee funds for the payment of the principal and premium (if any) and interest on any Bonds of 1995, Series A when the same become due, either at maturity or otherwise, pursuant to (S)10.03 of the Original Indenture, it will make effective arrangements with the Trustee whereby such funds will be immediately available for payment to the holder of such Bonds, and prior to, or within 5 days after, so depositing or leaving such funds, will give a notice, by first-class mail, postage prepaid, to each holder at such holder's address appearing in the Bond Register, stating that such funds have been or will be deposited or left with the Trustee and are or thereupon will be immediately so available for payment to the holders of such Bonds and, as full compliance with this Section, shall deliver to the Trustee proof satisfactory to the Trustee that such notice has been given, or that arrangements have been made insuring that such notice will be given, or a written instrument executed by the Company under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give notice for and on behalf of the Company.

                          ARTICLE 2.

                   MISCELLANEOUS PROVISIONS.

      (S)2.01. All references herein to any article, section or provision of the Original Indenture or any supplemental indenture refer to such article, section or provision as heretofore supplemented and modified and as hereby further supplemented and modified, unless, in any case, the context otherwise requires. Terms used but not defined herein are used as defined in the Mortgage.

      (S)2.02. The recitals in this Eighty-Fourth Supplemental Indenture except the recital of the succession of The Chase Manhattan Bank (National Association) (formerly The Chase Manhattan Bank) to The Chase National Bank of the City of New York are made by the Company only and not by the Trustee, and all of the provisions contained in the Mortgage in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Bonds of 1995, Series A and of this Eighty-Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

      (S)2.03. As heretofore supplemented and modified and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Eighty-Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      (S)2.04. Although this Eighty-Fourth Supplemental Indenture is dated for convenience and for the purpose of reference March 1, 1995, the actual dates of execution by the Company and by the Trustee are indicated by their respective acknowledgements hereto annexed.

      (S)2.05. In order to facilitate the recording or filing of this Eighty-Fourth Supplemental Indenture, it may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall
together constitute but one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf, and its corporate seal to be hereunto affixed and attested, by its duly authorized officers, all as of the day and year first above written.

                        VIRGINIA ELECTRIC AND POWER COMPANY,



    [SEAL]

                                  R. E. Rigsby
                               Senior Vice President

    Attest:

    J. P. Carney
    Assistant Corporate Secretary


                             THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION),


    [SEAL]

                                  C. J. Heinzelmann
                                   Vice President

    Attest:

    Kathleen Perry
     Assistant Secretary

          COMMONWEALTH OF VIRGINIA:)
                                     ) SS.:
          CITY OF RICHMOND:        )


            I, Nancy A. Weaver, a notary public duly qualified, commissioned, sworn and acting in and for the City and Commonwealth aforesaid, hereby certify that on this 23rd day of March, 1995:

    (Virginia)     R. E. Rigsby and J. P. Carney, whose names as
    (Maryland)    Senior Vice President and Assistant Corporate
                  Secretary of VIRGINIA ELECTRIC AND POWER
                  COMPANY, a corporation, are signed to the writing above, bearing date on the first day of March, 1995 have acknowledged the same before me in my City aforesaid; and

    (West          R. E. Rigsby, who signed the writing above and
     Virginia)    hereto annexed bearing date on the first day of
                  March, 1995 for VIRGINIA ELECTRIC AND POWER
                  COMPANY, has in my said City, before me, acknowledged said writing to be the act and deed of said corporation; and

    (North         J. P. Carney personally came before me and
     Carolina)    acknowledged that he is Assistant Corporate
                  Secretary of VIRGINIA ELECTRIC AND POWER
                  COMPANY, a corporation, and that, by
                  authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by a Senior Vice President, sealed with its corporate seal, and attested by himself as its Assistant Corporate Secretary.

                  My commission expires: August 31, 1996

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 23rd day of March, 1995.



                                        Nancy A. Weaver
                                         Notary Public


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                              13

           STATE OF NEW YORK:    )
                                   ) SS.:
           COUNTY OF NEW YORK:   )



          I, Margaret M. Price, a notary public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this 27th day of March, 1995:


  (Virginia)   C. J. Heinzelmann and Kathleen Perry, whose names
   (Maryland) as Vice President and Assistant Secretary of THE
              CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a corporation, are signed to the writing above, bearing date on the first day of March, 1995 have acknowledged the same before me in my County aforesaid; and


  (West        C. J. Heinzelmann, who signed the writing above
   Virginia)  and hereto annexed bearing date on the first day of
              March, 1995 for THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), has in my said County, before me, acknowledged said writing to be the act and deed of said corporation; and


  (North       Kathleen Perry personally came before me and
   Carolina) acknowledged that she is Assistant Secretary of THE
             CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by a Vice President, sealed with its corporate seal, and attested by herself as its Assistant Secretary.


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 27th day of March, 1995.



                             Margaret M. Price
                             Notary Public, State of New York
                             No. 24-4980599
                             Qualified in Kings County
                             Certificate Filed in New York County
                             Commission Expires April 22, 1995

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